MOTA®

Mota Group Inc.

IPO Investor Presentation (RegA+)

January 2018



Reserve Your Shares

www.mota.com/ipo

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding Mota Group, Inc. (the "Company"), and its expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in the Company's filings with the Securities and Exchange Commission (the "SEC Filings"). Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Company management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These risk factors are listed from time to time in the Company's SEC Filings. Forward looking statements speak only as of the date they were made, and the Company does not assume any obligation to publicly update or revise any forward-looking statements for any reason. This presentation highlights basic information about the Company and the offering. Because it is a summary, it does not contain all of the information that you should consider before investing. This offering may only be made by means of a prospectus.

This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration qualification under the securities laws of any such jurisdiction. We have filed a registration statement on Form S-1, as amended (File No. 333- 213982) (the "Registration Statement") with the SEC for the offering to which this presentation relates. The registration statement has not yet become effective.

Before you invest, you should read the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or any underwriter participating in the offering will arrange to send you the prospectus if you contact: Mota Group, Inc , Investor Relations, PO Box 1116, Campbell, CA 95009-1116 USA, Telephone +1(408)370-1248 or email: inv@mota.com.


MOTA®

INTRODUCTION



About Us

DRONE
We are one of the only Drone Companies in the United States. We design, manufacture, and market drones, targeting the high-end consumers and professional sectors

We were established in 2003 as Aviation Software Company, Expanded into Avaiation Products (2006), and Consumer ELectronics (2011), Aviation Drone (2013-Today), Robotic Drones (2018+)

We have Worldwide known brands, Member of FAA Drone Safety Commission (UAST), Winner of Multiple Awards, and Soon, the First Consumer Drone Company in National Exchange

amazon
Walmart
Save money. Live better.
BED BATH & BEYOND
Beyond any store of its kind.



1,700,000+
Product Shipped to Customers

NASDAQ
Listing on IPO
Ticker: MOTA

Over a Decade of Experience
EST.2003

11
Lines of Drones & Growing

GLOBAL COMPANY
San Jose, California
Shenzhen, China
Las Vegas, Nevada
Hong Kong

MOTA

Drone Facts

Invest in the growth industry

The first drone was made in 1916 for military purposes.

Common tasks include: taking pictures, surveillance, data capture, product delivery, military use, recreation, inspection, and agriculture.

Can be controlled automatically, manually, or by voice.

Used in markets such as: virtual reality, toy/hobby, military, construction, agriculture, real estate and delivery.


DELIVERY
REAL ESTATE
AGRICULTURE
MILITARY

MOTA

Drone Market Overview


Retail/Consumer Drone market ($mn)
4,000
3,000
2,000
1,000
0
10,000
8,000
6,000
4,000
2,000
Units ('000s)
2013
2014
2015E
2016E
2017E
2018E
2019E
2020E
Revenues ($mn)
Units (1000s)



GOLDMAN SACHS ESTIMATED DRONE MARKET*

YEAR	2013	2014	2015	2016	2017E	2018E	2019E	2020E
Revenue (millions)	$250	$700	$1,600	$2,250	$2,750	$2,950	$3,200	$3,350
Quantity in Units	200,000	900,000	2,200,000	3,400,000	4,400,000	5,500,000	6,600,000	7,900,000

- Drone shipments are projected to rise from **2.2 million units in 2015** to more than **7.9 million units annually by 2020.***
- Drones are rapidly transitioning from toys for hobbyists to the hottest consumer electronics item in the market.
- Google, Facebook, Amazon and Walmart have entered the race to provide a drone delivery service for e-commerce. This will further increase the adoption of drones by consumers.

*Goldman Sachs Equity Research, Drones: Flying into the Mainstream, March 13, 2016

Market Focus


(QUANTITY)
10,M+
(PRICE)
-$100
(PRICE)
$100,000+
CONSUMER
PROFESSIONAL
COMMERCIAL
GOVERNMENT
MILITARY
SYMA
MOTA
MOTA
dji
Parrot
GoPro
Parrot
YUNEEC
3DR
MOTA
FUTURE
BOEING
EASY TO OPERATE
TOY
FAMILY
HOBBY PHOTO
VIDEO
PRO RACING
WAREHOUSE
REAL ESTATE
AGRICULTURE
MOVIE
NEWS
AERIAL PHOTO
CONSTRUCTION
RAILROAD
MINING
ENERGY
DELIVERY
FIRE
MAP
POLICE
SURVEILLANCE
MILITARY
DIFFICULT TO OPERATE

Based on Mota's understanding of the market. Actual data may vary.

MOTA

Mota's Drone Line Up

YEAR	MOTA PRODUCTS		
2013-2015	 4000	 NANO-C	 NANO
2015-2016	 5000	 6000	 JOJO
2017-2018	 LILY NEXT-GEN		 ULTRA
2018+	LILY 2.0	LILY KIDS	 GIGA-X

MOTA®

DRONES



LILY NEXT-GEN



- Our flagship Product. Focused on Simplicity and Safety Follow-Me Feature and 4K Camera
- Focused on "Simplicity" and "Customer Experience" in the marketplace. Similar to "Mac" and "PC" difference
- Target market includes professional sector such as real-estate, photographers, construction, and agriculture
- Strong, Loyal Customer Base Loving the "Experience" of Lifestyle and Drone Photoghraphy
- Believed to be one of the only threat to DJI which holds #1 - (DroneBelow 10/10/2017)



- 12,000,000 Youtube Channel Viewers
- 120,000 Facebook Followers
- 7, 000+ Twitter Followers

Reference: https://dronebelow.com/2017/10/10/move-dji-next-gen-lily-drone-packs-powerful-punch/

MOTA

LILY Marketshare



DRONE INDUSTRY INSIGHTS
TOP20 Drone Company Ranking Q2 2016
Total Score Q1
Total Score Q2
DRONEII.COM
DRONE INDUSTRY INSIGHTS

Rank	Company	Category	Δ Q1/Q2	
1	DJI	Hardware	+1	75%
2	Parrot	Hardware	-1	72%
3	3D Robotics	Hardware	+1	21%
4	INSITU	Hardware	+2	14%
5	Ehang	Hardware	-2	12%
6	Aeryon	Hardware	+3	10%
7	Yuneec	Hardware	+1	9%
8	Airware	Software	-1	9%
9	SenseFly	Hardware	+3	8%
10	MapBox	Software	± 0	8%
11	Lily Robotics	Hardware	+10	7%
12	Precision Hawk	Hardware	+2	7%
13	DroneDeploy	Software	+23	6%
14	Skycatch	Hardware	-1	5%
15	CyPhy	Hardware	+1	5%
16	RedBird	Software	+16	5%
17	Syma Toys	Hardware	+14	4%
18	esri	Software	+15	4%
19	Pix4D	Software	-1	4%
20	FLIR	Hardware	+8	4%



MOTA®

Competitive Edge Offered

	Feature	Competition	Lily Next-Gen
Features	User Friendly Design	X	✓
	Camera	1080p HD	4K Ultra HD / 1080p
	Flight Time	16 minutes	Up to 36 minutes
	Smart Hover™	X	✓
	Foldable Arms	X	✓
	Follow-Me	X	✓
	360 Orbit	Y	✓
	Full Accessories	X	✓ U.S.
Protection	Loss and Damage	X	✓
Privacy	Data Privacy	China	✓ U.S.
Selling Channels	Payment Acceptance	Credit Card, Paypal	Credit Card, Paypal, Affirm, Bitcoin, Amazon
	In Major Distribution	X	✓
Technical Capabilities	Optic flow, ultrasonic positioning	Some	✓
	Fly indoors and outdoors	Some	✓
	One-Touch take-off, return home, land	Some	✓
	Orbit around a point	Some	✓
	Return home if critically low battery	Some	✓
	Geofencing	Some	✓
	Photo Bursts	3-shot burst fixed	2 to 15-shot bursts user selectable
	Gimbal	Mechanical	✓ Digital
	Wi-Fi Transmission Distance	Up to 100 meters (328 ft.)	Up to 120 meters (394 ft.)



Press and Awards

dronebelow

Oct. 10, 2017: **Move Over DJI:**
Next-Gen LILY Drone Packs a Powerful Punch

FOX NEWS Channel

Jan 7, 2016 -Take Flight with These High-Tech Drones
The one that caught our eye at CES was the tiny JETJAT Nano.

June 30, 2016 -Take Flight with These High-Tech Drones
Take flight with these high-tech drones: MOTA JETJAT Nano-C

CNBC

May 10, 2016 - Consumer Technology Association believes China tech market will outsize US
Products to Watch: A Drone That Fits in Your Palm

MARKET WIRED
The power of influence

Nov 21, 2016 - JETJAT ULTRA Micro Streaming Drone Named Finalist for 2017 Toy of the Year.

tom's guide

Sep 2, 2016 - This Tiny Drone Can Be Your Streaming Eye in the Sky
Mota's JETJAT ULTRA opens up the possibility of streaming video to a much wider audience.

TOTY

gizmag

July 24, 2015 - MOTA Wireless Charger for GoPro one of 2015's best GoPro accessories!

CoolestGadgets
THE ONGOING SEARCH FOR THE COOLEST GADGET CONTINUES...

Oct. 18, 2017:
Lily Next-Gen Drone Ups the Ante!

Bloomberg TELEVISION

May 11, 2016 - The Buzz on Drones at CES Asia 2016
"Michael Faro discusses his company's drone fleet with Bloomberg's Haidi Lun."

NBC

Oct. 6, 2017: Next-Gen Drones
The Lily drone demos perfectly at the expo. It promises to make it fun and easy for people to use camera drones

OPERATIONS



Financial Summary

FISCAL YEAR ENDED JUNE 30, 2017


3.97M
4.3M
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$
FY16
FY17

Audited FY16, Unaudited FY17.

Capital Needs:

- Expand Production to Catch up with Demand
- Stock Enough Inventory Worldwide
- Increase Sales Personnel and Structure
- Capture Prime Spots in the Retail

Inscrease in Margin:

- Capital to be used primarily to Increase in Production and reduce costs associated with to eliminate Expedited Shipping Fees and Overtimes
- Establish Stock Inventory in Europe, South America and Canada for reduced shipping fees and faster fulfillment

FISCAL 2017

New Customers Acquired:

THE HOME DEPOT
Virgin MEGASTORE
emitak
NORDSTROM
Walmart
BED BATH & BEYOND
amazon.co.uk

MOTA

Selling Channels

MOTA PRODUCTS ARE SOLD THROUGH TWO PRIMARY CHANNELS:

MOTA B2C — 60% → ONLINE

MOTA B2B — 40% → DISTRIBUTION CENTER → RETAILER

Customer Acquisition

Company's customer-base has been expanding faster than its production

Pre 2015 | 2016 | 2017

Expanding International Sales

Expansion of our International Presence since 2013



2013

U.S.	99%
QUEBEC	1%



Today

U.S	90%
CANADA	7%
OTHER	3%

Management Team



MICHAEL FARO
PRESIDENT/FOUNDER

Over 18+ years experience managing companies and departments of various sizes from startups to Fortune 100 companies. Michael manages the company's global strategic direction, including product road maps, M&A, and production. Michael has written various publications and a decade of experience in Legal, Finance, and the Technology Industry, with the goal of efficiency, cost reduction, and automation.



LILY JU
CHIEF PRODUCT OFFICER

Lily oversees manufacturing, having managed over thousands of products from beginning to end to ensure all work meets design specifications, quality, cost and timeline. With over 15 years of experience in the industry, she previously worked as a consultant for various North American companies undertaking product development in Asia.



ALEX RUCKDAESCHEL
BOARD OF DIRECTORS

Alex has worked in the financial industry for more than 16 years. He has co-founded and/or been partner in Herakles Capital Management, AMK Capital Advisors, Alpha PLS Advisors, and Nanostart AG. Alex is a board member of various private and public small cap technology companies.



ALAN JACOBS
BOARD OF DIRECTORS

Founder and President of CorpFin Management Group, As Seen on TV, Capital Growth Financial. Director of Worthy Financial, Wheelchair Fitness Solution, and Safer Science Technologies, ViewTrade Securities, and Mediterranean Securities/ Forge Financial Group. He has a J.D. from Columbia Law School and a B.A. from Franklin & Marshal College.



DAVE HORIN
FINANCIAL ADVISOR, CPA

Dave is Managing Partner of Chord, providing accounting advisory services, SEC reporting, and IPO readiness. Dave was previously CFO of Rodman and Renshaw Capital Group and Chief Accounting Officer at Jefferies LLC.



MARJORIE BAILEY
AUDIT COMMITTEE CHAIR

Marjorie was part of Marcum LLP for over 15 years. Marjorie currently is an adjunct professor at UC Berkley Extension, Chief Financial Officer of Elder Care Alliance, and Audit Committee Chair for League of Women Voters of the United States and California.

MOTA®

Summary

- Ability to grow with capital
- Proceeds of the offering to enable us to fulfill existing demand
- Expanding distribution in US and international
- Defined product strategy in high volume sector of the market
- Potential to leverage our brand and distribution to offer higher priced products
- Large and growing market


MOTA
Where Drones Live

VISIT WWW.MOTA.COM/IPO

Let's Fly Together™

